Exhibit 10.4

[DIRECTOR OPTION FORM]

VENTAS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of                        (the “Effective Date”), by and between VENTAS, INC., a Delaware corporation (the “Company”), and                     , a non-employee director of the Company (“Optionee”) pursuant to the Ventas, Inc. 2012 Incentive Plan (the “Plan”).

AGREEMENT:

The parties agree as follows:

1.                                      Grant of Option; Option Price. Company hereby grants to Optionee, as a matter of separate inducement and agreement in connection with being a director of the Company (and not in lieu of any other compensation for Optionee’s services) the right and option to purchase (the “Option”) all or any part of an aggregate of                      (                ) shares of the Company’s Common Stock (the “Option Shares”) on the terms and conditions set forth herein, subject to adjustment as provided in Section 7, at a purchase price of                                    ($              ) per share (the “Option Price”).  The Company and Optionee consider the Option Price to be not less than the fair market value of the Common Stock on the Effective Date, which is the date on which the Option was granted to Optionee (the “Option Date”).  This option is not intended to be an incentive stock option under Section 422 of the Code.

2.                                      Term of Option.  The Option shall commence on the date hereof and continue for a term ending ten years from the Option Date (the “Termination Date”), unless sooner terminated as provided in Sections 5 and 6.

3.                                      Option Exercisable in Installments.  Subject to the other terms and conditions stated herein, the right to exercise the Option shall vest [in installments as follows:

(a)                                 First Installment.  Commencing on the Option Date, Optionee may exercise the Option for up to 50 percent of the number of Option Shares.

(b)                                 Second Installment.  Commencing on the first anniversary of the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised.]

[Alternative vesting schedule]

4.                                      Conditions to Exercise of the Option.

(a)                                 Exercise of Option.  Subject to the provisions of Section 3, Optionee may exercise the Option by delivering to the Company notice in the manner directed by the Company (“Notice”) of exercise stating the number of Option Shares for which the Option is being exercised accompanied by payment in the amount of the Option Price multiplied by the number of Option Shares for which the Option is being exercised (the “Exercise Price”) in the manner provided in Section 4(b).

(b)                                 Payment of Exercise Price.  The Company shall accept as payment for the Exercise Price (a) a check payable to the order of the Company, (b) the tender of Common Stock (by either actual delivery of Common Stock or by attestation), (c) “cashless exercise” through a third party in a transaction independent of the Company and properly structured to avoid any adverse consequences to the Company, (d) a reduction in the Option Shares otherwise deliverable upon exercise, (e) a combination of the foregoing, or (f) by any other means which the Committee determines.

(c)                                  Issuance of Shares on Exercise.  As soon as practicable after receipt of the Notice and payment of the Exercise Price, the Company shall issue to Optionee, without transfer or issuance tax or other incidental expense to Optionee, the number of shares of Common Stock set forth in the Notice and for which the Company has received payment in the manner prescribed herein.

5.                                      Restrictions on Transfer of Option.

(a)                                 Except as provided in Section 5(b), the Option shall be exercisable during Optionee’s lifetime only by Optionee, and neither the Option nor any right hereunder shall be transferable except by bequest or the laws of descent and distribution.  The Option may not be subject to execution or other similar process.  If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee’s rights hereunder, except as provided herein or in Section 5(b), or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to Optionee, and it shall thereupon become null and void.

(b)                                 Optionee may transfer, in accordance with the Plan, all rights under this Agreement to (i) Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing Optionee’s household (other than a tenant or employee) (“Family Members”), (ii) a trust or trusts in which Optionee and/or Optionee’s Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which Optionee and/or Optionee’s Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided that (a) any such transfer must be without any consideration to Optionee for such transfer (other than interests in such partnership, limited liability company or other entity), and (b) all subsequent transfers of any rights under this Agreement shall be prohibited other than by bequest or the laws of descent and distribution.  Following any such transfer, this Agreement shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement and the Plan (excluding Section 6 hereof), the term “Optionee” shall be deemed to refer to the transferee.  Any rights to exercise the Option transferred hereunder shall be exercisable by the transferee only to the extent, and for the periods, specified in this Agreement.

6.                                      Exercise of the Option Upon Cessation of Service as a Director.

(a)                                 Cessation of Service Other Than for Death, Disability, Retirement or Cause.  If Optionee ceases to be a director of the Company prior to the Termination Date for any

reason other than death, Disability, retirement on or after age          (“Retirement”) or removal for Cause, the Option shall terminate six months after Optionee ceases to be a director of the Company (unless Optionee dies during such period) or on the Termination Date, if earlier, and shall be exercisable during such period after Optionee ceases to be a director of the Company only with respect to the number of Shares which Optionee was entitled to purchase on the day preceding the day on which Optionee ceased to be a director.

(b)                                 Cessation of Service Due to Death, Disability or Retirement.  In the event of Optionee’s death or Disability while a director of the Company, Optionee’s Retirement from the Board due to attainment of a mandatory retirement age for directors pursuant to the Company’s Guidelines on Governance or other similar policies, or Optionee’s death within six months after Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate on the Termination Date.  In the event of Optionee’s Retirement from the Board for any reason other than attainment of a mandatory retirement age for directors pursuant to the Company’s Guidelines on Governance or other similar policies, the Option shall terminate upon the earlier to occur of (i) 12 months after the date of Optionee’s Retirement, or (ii) the Termination Date.  In the event of Optionee’s death, Disability or Retirement as specified above, the Option shall become fully exercisable.

(c)                                  Cessation of Service for Cause.  If Optionee ceases to be a director of the Company because of removal for Cause, the Option, whether or not exercisable, shall terminate on the date of Optionee’s removal.

(d)                                 Black-Out Periods.  Notwithstanding the preceding provisions of this Section 6, if the Option would otherwise terminate during or immediately after a black-out period under the Company’s insider trading policy, then the Option shall instead be extended until ten business days following the expiration of the black-out period, provided that the term of the Option shall not be extended beyond ten years from the Option Date.

7.                                      Adjustment to Option Shares.  The Option shall be subject to adjustment as provided in the Plan, including, without limitation, with respect to a Change in Control.

8.                                      [Change in Control.  Notwithstanding the provisions of Section 3, upon a Change in Control, Optionee shall have the right to exercise the Option in full as to all Option Shares.]

9.                                      Miscellaneous.

(a)                                 No Rights as Stockholder.  Neither Optionee, nor any person entitled to exercise Optionee’s rights under this Agreement, shall have any of the rights of a stockholder regarding the shares of Common Stock subject to the Option, except after the exercise of the Option as provided herein.

(b)                                 Incorporation of Plan.  Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving and the terms of which are incorporated by reference.

(c)                                  Captions.  The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.

(d)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

(e)                                  Defined Terms.  All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

VENTAS, INC.

By:
Title:

[NAME]